Exhibit 99.1

FOR IMMEDIATE RELEASE
April 28, 2014

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $1.18 COMPREHENSIVE INCOME PER COMMON SHARE AND
$24.49 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - April 28, 2014 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the first quarter of 2014 of $423 million, or $1.18 per common share, and net book value of $24.49 per common share. Economic return for the period, defined as dividends per common share plus the change in net book value per common share, was a gain of $1.21 per common share, or 5.1% for the quarter, or 20.5% on an annualized basis.

FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$1.18 comprehensive income per common share, comprised of:

◦	$(0.41) net loss per common share

◦	$1.59 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments marked-to-market through OCI

•	$0.71 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization

◦	$0.64 per common share including estimated "catch-up" premium amortization cost of $(0.07) per common share due to a change in projected constant prepayment rate ("CPR") estimates

◦
Includes estimated net carry income (also known as "dollar roll income") of $0.14 per common share associated with the Company's average net long position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

•	$0.47 estimated taxable income per common share

◦	Excludes $0.29 per common share of net capital gains (including $0.14 per common share of TBA dollar roll income) applied against prior year net capital loss carryforward

•	$0.65 dividend per common share declared on March 20, 2014

•	$0.42 estimated undistributed taxable income per common share as of March 31, 2014

•	$24.49 net book value per common share as of March 31, 2014

◦	Increased $0.56 per common share, or 2.3%, from $23.93 per common share as of December 31, 2013

American Capital Agency Corp.
April 28, 2014

•	5.1% economic return on common equity for the quarter, or 20.5% annualized

◦	Comprised of $0.65 dividend per common share and $0.56 increase in net book value per common share

OTHER FIRST QUARTER HIGHLIGHTS

•	$70.5 billion agency MBS investment portfolio as of March 31, 2014

◦	Includes $14.1 billion net long TBA mortgage position as of March 31, 2014

•	$352 million investment in mortgage REIT equity securities as of March 31, 2014

◦	Recognized $49 million, or $0.14 per common share, of dividends and gains from REIT equity securities during the quarter

•	7.6x "at risk" leverage as of March 31, 2014

◦	5.9x leverage excluding net long TBA mortgage position as of March 31, 2014

•	7.2x average "at risk" leverage during the quarter

◦	6.7x average leverage during the quarter excluding net TBA mortgage position

•	7% actual portfolio CPR for the quarter

◦	8% average projected portfolio life CPR as of March 31, 2014

◦	Excludes net TBA mortgage position

•	1.43% annualized net interest rate spread and TBA dollar roll income for the quarter

◦
1.59% annualized net interest spread and TBA dollar roll income for the quarter excluding 16 bps of "catch-up" premium amortization cost due to change in projected CPR estimates, compared to 1.42% for the prior quarter

•	3.4 million shares of common stock repurchased during the quarter

◦	Represents 1% of common shares outstanding as of December 31, 2013

◦	$22.10 per share average repurchase price, net of expenses

"We are pleased to see some stability return to the fixed-income markets," commented Gary Kain, President and Chief Investment Officer. "Against this backdrop, AGNC was able to produce an economic return of just over 5% for the quarter, which equates to 20% on an annualized basis. Additionally, we remain optimistic about the outlook for the agency MBS market as low origination volumes and conservative MBS positioning should compensate for the continued tapering of the Federal Reserve's agency MBS and U.S. Treasury purchases. To this point, April has been a very good month for agency MBS providing a solid 'tailwind' for economic returns so far during the second quarter."

Malon Wilkus, Chair and Chief Executive Officer, commented, "2013 was a challenging year for agency mortgage REITs and we are pleased that the significant actions that we took during 2013, from repositioning our portfolio to shrinking our capital base through the repurchase of our common stock, helped drive our performance this quarter and positions us well for the remainder of 2014."

NET BOOK VALUE
As of March 31, 2014, the Company's net book value per common share was $24.49, or $0.56 higher than the December 31, 2013 net book value per common share of $23.93, led by tighter mortgage spreads on the Company's ≤ 15-year securities.

American Capital Agency Corp.
April 28, 2014

INVESTMENT PORTFOLIO
As of March 31, 2014, the Company's investment portfolio totaled $70.5 billion of agency MBS, including $14.1 billion of net long TBA mortgage positions, at fair value. The Company also held $352 million of investments in other agency mortgage REIT equity securities.

The Company accounts for TBA dollar roll positions as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of March 31, 2014, the Company's net TBA mortgage portfolio had a fair value and cost basis of approximately $14.1 billion and a net carrying value of $(25) million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of March 31, 2014, the Company's investment portfolio was comprised of $67.6 million of fixed-rate securities, inclusive of the net long TBA position; $1.2 billion of adjustable-rate securities; and $1.7 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

As of March 31, 2014, the Company's fixed-rate mortgage assets were comprised of:

•	$29.6 billion ≤ 15-year securities;

•	$4.3 billion 15-year net long TBA securities;

•	$1.3 billion 20-year fixed-rate securities;

•	$22.5 billion 30-year fixed-rate securities; and

•	$9.8 billion 30-year net long TBA securities, at fair value.

As of March 31, 2014, inclusive of net TBA positions, ≤ 15-year fixed rate securities represented 48% of the Company's investment portfolio, a decrease from 51% as of December 31, 2013, and 30-year fixed rate securities represented 46% of the Company's investment portfolio, an increase from 43% as of December 31, 2013.

As of March 31, 2014, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.50%, comprised of a weighted average coupon of 3.17% for ≤ 15-year fixed rate securities, 3.50% for 20-year fixed-rate securities and 3.84% for 30-year fixed-rate securities.

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's investment portfolio during the first quarter was 7%, compared to 8% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2014 was 8%, an increase from 7% as of December 31, 2013. The Company's net TBA dollar roll position is not included in the CPR calculations above.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 104.8% of par value as of March 31, 2014; therefore, faster actual or projected prepayments can

American Capital Agency Corp.
April 28, 2014

have a meaningful negative impact on the Company's asset yields, while slower actual or projected prepayments can have a meaningful positive impact.

Net premium amortization on the Company's investment portfolio for the first quarter was $(142) million, or $(0.40) per common share, compared to $(117) million, or $(0.31) per common share, for the fourth quarter. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $(25) million, or $(0.07) per common share, of "catch-up" premium amortization cost during the first quarter, compared to approximately $28 million, or $0.07 per common share, of "catch-up" premium amortization benefit during the fourth quarter. The unamortized net premium balance as of March 31, 2014 was $2.6 billion.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio for the first quarter was 2.54%, compared to 2.82% for the fourth quarter. The Company's average asset yield for the first quarter includes 16 bps of "catch-up" premium amortization cost due to changes in projected CPR estimates, compared to 14 bps of "catch-up" premium amortization benefit during the fourth quarter. Excluding the impact of "catch-up" premium amortization cost/benefit, the Company's average asset yield was 2.70% for the current quarter, compared to 2.68% for the prior quarter. The Company's average asset yield reported as of March 31, 2014 was 2.72%, an increase from 2.70% as of December 31, 2013.

The Company's average cost of funds (derived from the cost of repurchase agreements, other debt and interest rate swaps) for the first quarter increased 10 bps to 1.35% from 1.25% for the fourth quarter, while the Company's average cost of funds as of March 31, 2014 increased 14 bps to 1.45% from 1.31% as of December 31, 2013, reflective of a higher ratio of interest rate swaps to repo and other debt outstanding during the quarter.

The Company also recognized $48 million, or $0.14 per common share, of estimated dollar roll income during the quarter, compared to $(0.02) of dollar roll expense during the prior quarter, due to a larger long TBA position during the quarter.

The Company's average net interest rate spread and dollar roll income for the quarter was 1.43%, a decrease of 13 bps from 1.56% during the prior quarter. Excluding "catch-up" premium amortization cost/benefit, the Company's average net spread and dollar roll income for the quarter was 1.59%, an increase of 17 bps from 1.42% for the prior quarter.

LEVERAGE
As of March 31, 2014, $49.6 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $0.1 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. The Company's leverage ratio as of March 31, 2014 was 5.9x. Inclusive of the net TBA position, the Company's "at risk" leverage ratio as of March 31, 2014 was 7.6x, or slightly higher than 7.5x as of December 31, 2013. The Company's average leverage ratio and average "at risk" leverage ratio for the first quarter was 6.7x and 7.2x, respectively. The Company's leverage ratios exclude equity allocated to investments in REIT equity securities.

American Capital Agency Corp.
April 28, 2014

As of March 31, 2014, the Company's agency repo agreements had a weighted average interest rate of 0.43%, a decrease from 0.45% as of December 31, 2013, while the weighted average remaining days to maturity increased to 162 days as of March 31, 2014 from 124 days as of December 31, 2013.

As of March 31, 2014, the Company's agency repo agreements had remaining maturities consisting of:

•	$13.4 billion of one month or less;

•	$17.4 billion from one to three months;

•	$5.2 billion from three to six months;

•	$4.6 billion from six to nine months;

•	$4.2 billion from nine to twelve months;

•	$3.2 billion from twelve to twenty-four months;

•	$0.5 billion from twenty-four to thirty-six months; and

•	$1.0 billion of greater than thirty-six months.

HEDGING ACTIVITIES
As of March 31, 2014, 94% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and net Treasury positions, compared to 86% as of December 31, 2013.

The Company's interest rate swap positions as of March 31, 2014 totaled $46.4 billion in notional amount. During the quarter, the Company terminated $2.8 billion of interest rate swaps and entered into new swap agreements totaling $5.9 billion. The new swap agreements have a weighted average fixed pay rate of 2.97%, an average forward start date of 1.9 years and an average maturity of approximately 7.9 years as of March 31, 2014. Excluding $9.5 billion of forward starting swaps as of March 31, 2014, the Company's interest rate swap portfolio had an average fixed pay rate of 1.57% and a weighted average receive rate of 0.21%, largely unchanged from December 31, 2013. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.87% and an average maturity of 4.9 years from March 31, 2014, compared to 1.70% and 4.7 years, respectively, as of December 31, 2013. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates.

The Company utilizes interest rate swaptions to mitigate exposure to larger, more rapid increases in interest rates. During the first quarter, the Company added $1.0 billion in notional amount of payer swaptions, at a total cost of $15 million, while $7.3 billion of payer swaptions from previous quarters expired or were terminated resulting in net realized losses of $(81) million. As of March 31, 2014, the Company had payer swaptions totaling $8.0 billion of notional value outstanding at a market value of $93 million and a cost basis of $194 million, with an average remaining option term of 1.0 year and an average underlying interest rate swap term of 5.7 years, compared to $14.3 billion notional value, $335 million market value, $258 million cost basis, 0.9 years remaining option term and 7.0 years average underlying swap term as of December 31, 2013.

During the quarter the Company also added a $1.0 billion notional value receiver swaption at a cost of $3 million, a 1 year option term and an underlying swap term of 10 years.

American Capital Agency Corp.
April 28, 2014

The Company utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of March 31, 2014, the Company had a net short position of $6.5 billion (market value) in U.S. Treasury securities and a $901 million (market value) short position in U.S. Treasury futures, a total net increase of $7.2 billion from December 31, 2013.

OTHER INCOME (LOSS), NET
During the first quarter, the Company recorded a net loss of $(397) million in other income (loss), net, or $(1.12) per common share, compared to a net loss of $(483) million, or $(1.29) per common share for the prior quarter. Other income (loss), net for the first quarter was comprised of:

•	$(19) million of net realized losses on sales of agency securities;

•	$(297) million of net unrealized losses on interest rate swaps and early termination fee income/cost (excludes $43 million of unrealized gains recognized in OCI);

•	$(83) million of interest rate swap periodic interest costs;

•	$(105) million of net losses on interest rate swaptions;
$(9) million of net losses on U.S. Treasury positions;

•	$48 million of TBA dollar roll income;

•	$12 million of net mark-to-market gains on TBA mortgage positions;

•	$49 million of dividends and gains from mortgage REIT equity securities; and

•	$7 million of income from other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $564 million, or $1.59 per common share, driven primarily by unrealized gains on the Company's agency securities.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the first quarter was $0.47 per common share, or $0.88 higher than the Company's GAAP net loss per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

The Company's estimated taxable income for the first quarter excludes $0.29 per common share of estimated net capital gains (including $0.14 per common share of TBA dollar roll income) applied against the Company's prior year net capital loss carryforward.

FIRST QUARTER 2014 DIVIDEND DECLARATIONS
On March 20, 2014, the Board of Directors of the Company declared a first quarter dividend on its common stock of $0.65 per share, unchanged from the prior quarter, which was paid on April 28, 2014 to common stockholders of record as of March 31, 2014. Since its May 2008 initial public

American Capital Agency Corp.
April 28, 2014

offering, the Company has paid a total of $4.4 billion in common dividends, or $28.26 per common share.

On March 20, 2014, the Board of Directors of the Company declared a first quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share. The dividend was paid on April 15, 2014 to preferred stockholders of record as of April 1, 2014.

As of March 31, 2014, the Company had approximately $146 million of estimated undistributed taxable income ("UTI"), or $0.42 per common share, net of dividends declared. UTI excludes the Company's remaining prior year non-deductible capital losses of $(1.7) billion, or $(4.77) per common share, as of March 31, 2014, which may be carried forward and applied against future net capital gains through 2018.

STOCK REPURCHASE PROGRAM
During the first quarter, the Company made open market purchases of 3.4 million shares of its common stock, or 1% of the Company's outstanding shares as of December 31, 2013. The shares were purchased at an average price of $22.10 per share, including expenses, totaling $74 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has purchased 46.3 million shares of its common stock, or 12% of the Company's outstanding shares at its peak in March 2013, for total consideration of $1.0 billion, including expenses. As of March 31, 2014, the Company had $1 billion remaining available under current Board of Director authorization for repurchases of its common stock through December 31, 2014.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
April 28, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $51,850, $62,205, $80,721, $71,261, and $70,094, respectively)	$54,960	$64,482	$83,805	$75,926	$74,874
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,417	1,459	1,204	1,281	1,421
U.S. Treasury securities, at fair value (including pledged securities of $196, $3,778, $4,710 and $2,569, respectively)	196	3,822	4,823	3,671	—
REIT equity securities, at fair value	352	237	—	—	—
Cash and cash equivalents	1,726	2,143	2,129	2,923	2,826
Restricted cash	269	101	77	1,216	499
Derivative assets, at fair value	686	1,194	1,246	1,876	480
Receivable for securities sold (including pledged securities of $772, $622, $1,417, $1,338, and $484, respectively)	799	652	1,807	2,070	734
Receivable under reverse repurchase agreements	6,685	1,881	1,808	9,430	12,291
Other assets	228	284	372	270	244
Total assets	$67,318	$76,255	$97,271	$98,663	$93,369

Liabilities:
Repurchase agreements	$49,729	$63,533	$82,473	$72,451	$66,260
Debt of consolidated variable interest entities, at fair value	874	910	736	783	862
Payable for securities purchased	324	118	979	3,167	259
Derivative liabilities, at fair value	417	422	1,015	1,544	1,217
Dividends payable	232	235	311	420	499
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	6,658	1,848	1,801	9,931	12,548
Accounts payable and other accrued liabilities	270	492	71	87	82
Total liabilities	58,504	67,558	87,386	88,383	81,727

Stockholders' equity:
Preferred stock - $0.01 par value; 10.0 shares authorized:
8.000% Series A Cumulative Redeemable Preferred Stock; 6.9 shares issued and outstanding; liquidation preference of $25 per share ($173)	167	167	167	167	167
Common stock - $0.01 par value; 600.0 shares authorized:
352.8, 356.2, 384.3, 396.2, and 396.5 shares issued and outstanding, respectively	4	4	4	4	4
Additional paid-in capital	10,332	10,406	10,992	11,255	11,261
Retained (deficit) earnings	(870)	(497)	(160)	852	(557)
Accumulated other comprehensive (loss) income	(819)	(1,383)	(1,118)	(1,998)	767
Total stockholders' equity	8,814	8,697	9,885	10,280	11,642
Total liabilities and stockholders' equity	$67,318	$76,255	$97,271	$98,663	$93,369

Net book value per common share	$24.49	$23.93	$25.27	$25.51	$28.93

American Capital Agency Corp.
April 28, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Interest income	$399	$542	$558	$545	$547
Interest expense [1]	108	120	145	131	140
Net interest income	291	422	413	414	407

Other (loss) income, net:
(Loss) gain on sale of agency securities, net	(19)	(667)	(733)	17	(26)
(Loss) gain on derivative instruments and other securities, net [1]	(378)	184	(339)	1,444	(98)
Total other (loss) income, net	(397)	(483)	(1,072)	1,461	(124)
Expenses:
Management fees	29	31	35	37	33
General and administrative expenses	6	6	7	9	9
Total expenses	35	37	42	46	42
(Loss) income before income tax provision	(141)	(98)	(701)	1,829	241
Income tax provision	—	3	—	—	10
Net (loss) income	(141)	(101)	(701)	1,829	231
Dividend on preferred stock	3	3	3	3	3
Net (loss) income (attributable) available to common shareholders	$(144)	$(104)	$(704)	$1,826	$228

Net (loss) income	$(141)	$(101)	$(701)	$1,829	$231
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	521	(311)	833	(2,813)	(837)
Unrealized gain on derivative instruments, net [1]	43	46	47	48	49
Other comprehensive income (loss)	564	(265)	880	(2,765)	(788)
Comprehensive income (loss)	423	(366)	179	(936)	(557)
Dividend on preferred stock	3	3	3	3	3
Comprehensive income (loss) available (attributable) to common shareholders	$420	$(369)	$176	$(939)	$(560)

Weighted average number of common shares outstanding - basic and diluted	354.8	373.0	390.6	396.4	356.2
Net (loss) income per common share - basic and diluted	$(0.41)	$(0.28)	$(1.80)	$4.61	$0.64
Comprehensive income (loss) per common share - basic and diluted	$1.18	$(0.99)	$0.45	$(2.37)	$(1.57)
Estimated REIT taxable income per common share - basic and diluted [2]	$0.47	$0.65	$0.29	$1.04	$0.50
Dividends declared per common share	$0.65	$0.65	$0.80	$1.05	$1.25

American Capital Agency Corp.
April 28, 2014

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME/(LOSS) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income	$399	$542	$558	$545	$547
Interest expense:
Repurchase agreements and other debt	65	74	98	83	91
Interest rate swap periodic costs [1]	43	46	47	48	49
Total interest expense	108	120	145	131	140
Net interest income	291	422	413	414	407
Other interest rate swap periodic costs [3]	(83)	(104)	(131)	(105)	(84)
Dividend on REIT equity securities [4]	10	5	—	—	—
TBA dollar roll income (loss) [17]	48	(5)	(12)	195	142
Adjusted net interest and dollar roll income	266	318	270	504	465
Operating expenses	35	37	42	46	42
Net spread and dollar roll income	231	281	228	458	423
Dividend on preferred stock	3	3	3	3	3
Net spread and dollar roll income available to common shareholders	228	278	225	455	420
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	25	(28)	12	(55)	(32)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common shareholders	$253	$250	$237	$400	$388

Weighted average number of common shares outstanding - basic and diluted	354.8	373.0	390.6	396.4	356.2
Net spread and dollar roll income per common share - basic and diluted	$0.64	$0.75	$0.58	$1.15	$1.18
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.71	$0.67	$0.61	$1.01	$1.09

American Capital Agency Corp.
April 28, 2014

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net (loss) income	$(141)	$(101)	$(701)	$1,829	$231
Book to tax differences:
Premium amortization, net	31	(21)	(6)	(75)	(34)
Realized losses (gains), net	36	(92)	(255)	(15)	(53)
Capital loss (carryforward)/excess over capital gains [5]	(102)	936	849	—	—
Unrealized losses (gains), net	346	(480)	229	(1,324)	30
Other	—	2	—	(1)	6
Total book to tax differences	311	345	817	(1,415)	(51)
Estimated REIT taxable income	170	244	116	414	180
Dividend on preferred stock	3	3	3	3	3
Estimated REIT taxable income available to common shareholders	$167	$241	$113	$411	$177
Weighted average number of common shares outstanding - basic and diluted	354.8	373.0	390.6	396.4	356.2
Estimated REIT taxable income per common share - basic and diluted	$0.47	$0.65	$0.29	$1.04	$0.50
Estimated cumulative undistributed REIT taxable income per common share [6]	$0.42	$0.59	$0.57	$1.07	$1.08

Beginning cumulative non-deductible capital losses	$1,785	$849	$—	$—	$—
Capital loss (carryforward)/excess over capital gains	(102)	936	849	—	—
Ending cumulative non-deductible capital losses	$1,683	$1,785	$849	$—	$—
Ending cumulative non-deductible capital losses per common share	$4.77	$5.01	$2.21	$—	$—

American Capital Agency Corp.
April 28, 2014

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Fixed-rate agency securities, at fair value - as of period end	$53,461	$62,961	$82,310	$75,910	$74,829
Adjustable-rate agency securities, at fair value - as of period end	$1,195	$1,235	$1,015	$694	$794
CMO agency securities, at fair value - as of period end	$1,289	$1,308	$1,244	$141	$157
Interest-only strips agency securities, at fair value - as of period end	$230	$232	$224	$236	$272
Principal-only strips agency securities, at fair value - as of period end	$202	$205	$216	$226	$243
Total agency securities, at fair value - as of period end	$56,377	$65,941	$85,009	$77,207	$76,295
Total agency securities, at cost - as of period end	$56,928	$67,025	$85,789	$78,834	$75,088
Total agency securities, at par - as of period end [7]	$54,336	$64,048	$82,003	$74,966	$71,253
Average agency securities, at cost	$62,920	$76,991	$86,407	$74,816	$78,009
Average agency securities, at par [7]	$60,103	$73,527	$82,751	$70,851	$73,922
Net TBA portfolio - as of period end, at fair value	$14,102	$2,271	$(7,256)	$14,514	$27,283
Net TBA portfolio - as of period end, at cost	$14,127	$2,276	$(7,060)	$15,285	$27,294
Net TBA portfolio - as of period end, carrying value	$(25)	$(5)	$(196)	$(771)	$(11)
Average net TBA portfolio, at cost	$4,534	$(486)	$131	$28,904	$17,892
Average repurchase agreements and other debt	$57,544	$71,260	$78,845	$66,060	$70,591
Average stockholders' equity [8]	$8,975	$9,432	$10,064	$11,256	$10,843
Net book value per common share as of period end [9]	$24.49	$23.93	$25.27	$25.51	$28.93
Leverage - average during the period [10]	6.7:1	7.6:1	7.8:1	5.9:1	6.5:1
Leverage - average during the period, including net TBA position [11]	7.2:1	7.5:1	7.8:1	8.4:1	8.2:1
Leverage - as of period end [12]	5.9:1	7.3:1	7.9:1	7.0:1	5.7:1
Leverage - as of period end, including net TBA position [13]	7.6:1	7.5:1	7.2:1	8.5:1	8.1:1

Key Performance Statistics:
Average coupon [14]	3.60%	3.59%	3.50%	3.63%	3.68%
Average asset yield [15]	2.54%	2.82%	2.59%	2.92%	2.80%
Average cost of funds [16]	(1.35)%	(1.25)%	(1.39)%	(1.43)%	(1.28)%
Average net interest rate spread	1.19%	1.57%	1.20%	1.49%	1.52%
Average net interest rate spread, including estimated TBA dollar roll income/loss [17]	1.43%	1.56%	1.14%	1.86%	1.87%
Average coupon - as of period end	3.65%	3.58%	3.54%	3.56%	3.73%
Average asset yield - as of period end	2.72%	2.70%	2.70%	2.71%	2.75%
Average cost of funds - as of period end [18]	(1.45)%	(1.31)%	(1.33)%	(1.47)%	(1.32)%
Average net interest rate spread - as of period end	1.27%	1.39%	1.37%	1.24%	1.43%
Average actual CPR for securities held during the period	7%	8%	10%	11%	10%
Average forecasted CPR - as of period end	8%	7%	8%	7%	9%
Total premium amortization, net	$(142)	$(117)	$(168)	$(98)	$(134)
Expenses % of average total assets - annualized	0.19%	0.17%	0.15%	0.19%	0.18%
Expenses % of average stockholders' equity - annualized	1.58%	1.56%	1.66%	1.64%	1.57%
Net comprehensive income (loss) return on average common equity - annualized [19]	19.4%	(15.8)%	7.1%	(34.0)%	(21.3)%
Dividends declared per common share	$0.65	$0.65	$0.80	$1.05	$1.25
Economic return (loss) on common equity - annualized [20]	20.5%	(10.8)%	8.7%	(32.9)%	(18.7)%

American Capital Agency Corp.
April 28, 2014

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps (see footnote 1 for additional information).

4.	Dividends on REIT equity securities are reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.
Estimated cumulative undistributed REIT taxable income ("UTI") as of period end is net of common and preferred dividends declared during the period. Amount divided by total common shares outstanding as of each period end. UTI excludes the Company's cumulative non-deductible net capital losses.

7.	Agency securities at par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.
Net book value per common share calculated as total stockholders' equity, less the Company's Series A Preferred Stock liquidation preference of $25 per preferred share, divided by the number of common shares outstanding as of period end.

10.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period", plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

12.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end", plus the Company's net TBA dollar roll position (at cost) as of period end.

14.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

15.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of premiums and discounts) by the average amortized cost of agency securities held.

16.
Cost of funds includes repurchase agreements, other debt and interest rate swaps, but excludes swap termination fees and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

17.
Estimated TBA dollar roll income/loss is net of TBAs used for hedging purposes. Dollar roll income/loss excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

18.
Cost of funds as of period end includes repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

19.
Net comprehensive income (loss) return on average common equity for the period was calculated by dividing comprehensive income (loss) available (attributable) to common shareholders by average common equity.

20.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 29, 2014 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
April 28, 2014

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2014 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on April 29, 2014. In addition, there will be a phone recording available from 1:00 pm ET April 29, 2014 until 9:00 am ET May 13, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10044220.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $93 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF). From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
April 28, 2014

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.